UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2012

MATTRESS FIRM HOLDING CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35354	20-8185960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5815 Gulf Freeway, Houston, Texas	77023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 923-1090

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 11, 2012, the board of directors (the “Board”) of Mattress Firm Holding Corp., a Delaware corporation (the “Company”), elected Mr. Michael S. Galvan to serve as Senior Vice President and Chief Accounting Officer of the Company.  Mr. Galvan has been designated as the Company’s principal accounting officer.

From 2008 until December 2012, Mr. Galvan, 44, served as Vice President and Chief Accounting Officer of Main Street Capital Corporation (NYSE: MAIN), an investment company. Prior to that, Mr. Galvan was senior manager of financial operations with Direct Energy, a retail gas and electricity service provider since October 2006. From September 2005 to October 2006, he was a senior audit manager with Malone & Bailey, PC, where he managed and coordinated audits of both publicly traded and private companies. From March 2003 to September 2005, Mr. Galvan was Director of Bankruptcy Coordination at Enron Corporation. Prior to March 2003, he served in other executive positions at various Enron affiliates. Prior to joining Enron, Mr. Galvan was a senior auditor with Arthur Andersen LLP.

There is no arrangement or understanding between Mr. Galvan and any other person pursuant to which Mr. Galvan was selected as an officer of the Company.  There are no transactions involving Mr. Galvan requiring disclosure under Item 404(a) of Regulation S-K of the SEC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTRESS FIRM HOLDING CORP.

Date: December 13, 2012	By:	/s/ Jim R. Black
Jim R. Black
Executive Vice President, Chief Financial Officer and Treasurer

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